EXHIBIT 99.1

News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports First Quarter 2018 Results; Strong Operational and Financial Performance Led by Commercial Segment; Executing on Portfolio Strategy with Improvement in Core Business

Key Quarterly Highlights

•	Revenue of $1,420 million

•	Net income from continuing operations of $(50) million, GAAP diluted EPS from continuing operations of $(0.26)

•	Adjusted net income of $47 million and adjusted diluted EPS from continuing operations of $0.22

•	Adjusted EBITDA of $161 million

•	Cash flow from operations of $(38) million and adjusted free cash flow of $(69) million

•	Renewal rate of 94% and $1,022 million of renewal TCV

•	Cash Balance of $553 million; Adjusted Cash Balance of $461 million
Portfolio Highlights

•	Update on $250 - $500 million of targeted divestitures:

◦	Signed divestitures(1) representing ~$321 million in 2017 revenue

◦	~$175 million of revenue from Public Sector in progress

•	Targeting divesting an additional ~$500 million of revenue from select Customer Care contracts

(1) Signed deals are subject to regulatory approvals and customary closing conditions

EXHIBIT 99.1

FLORHAM PARK, NJ, May 9, 2018 - Conduent (NYSE: CNDT), the world's largest provider of diversified business services, today announced its first quarter 2018 financial results.

"We had a strong start to the year and continued to show improvement in our trajectory from both a financial and operational perspective.  We have announced the signing of definitive agreements for two divestitures so far in 2018. We are also divesting approximately $500 million of additional revenue from certain Customer Care contracts. These are important steps in strengthening our balance sheet, solidifying the core of our business and positioning the company for long-term, profitable growth," said Ashok Vemuri, CEO of Conduent. "In the first quarter, our Commercial revenues, excluding one-time items and strategic actions, grew three percent as investment in our core is starting to yield results.  Profitability improved across key segments with higher service line penetration, better pricing and deployment of platforms and software."

First Quarter 2018 Results

First quarter 2018 revenues were $1,420 million, down 8.6% compared to Q1 2017. Adjusting for the impact of the 606 accounting standard and excluding divestitures completed in Q3 2017, revenues were down 4.3% compared with Q1 2017.

Pre-tax income was $(54) million compared to $(22) million in Q1 2017. GAAP operating margin as reported was (3.8)% compared to (1.4)% in Q1 2017. The company reported Q1 2018 GAAP net income of $(50) million compared with $(6) million in Q1 2017. Diluted EPS from continuing operations was ($0.26) versus ($0.06) in the same period last year, driven primarily by non-recurring, non-cash items related to expenses associated with transaction expenses and accruals for a contract termination related to litigation.

First quarter adjusted operating income was $105 million, with an adjusted operating margin of 7.4% as compared to adjusted operating income of $89 million, with an adjusted operating margin of 5.7% in Q1 2017. Adjusted EBITDA improved 5% to $161 million, with an adjusted EBITDA margin of 11.3%, as compared to $153 million, with an adjusted EBITDA margin of 9.9% in Q1 2017. Adjusting for the impact of the 606 accounting standard and excluding divestitures completed in Q3 2017, Adjusted EBITDA improved 9.5% compared with Q1 2017. The company reported adjusted diluted EPS from continuing operations of $0.22 compared to $0.16 in Q1 2017.

EXHIBIT 99.1

Conduent had a use of $(38) million in cash flow from operations during the first quarter 2018 and ended the quarter with a cash balance of $553 million. Total debt was $2,053 million as of March 31, 2018.

Excluding funds that are associated with the termination of the deferred compensation plan that are expected to be disbursed to participants in 2018, Conduent ended the quarter with an adjusted cash balance of $461 million.

Headcount of approximately 85,000 as of March 31, 2018 compared with approximately 90,000 as of December 31, 2017.

Total contract value (TCV) signings of $1,428 million for the quarter were up 53% compared with Q1 2017, impacted by greater renewal signings primarily with travel, government, telecom and industrial clients.

Financial and Strategic Outlook

Conduent updated the following guidance ranges for FY 2018:

(in millions)	FY 2017	Impact from Adjustments to FY 2017	Adjusted FY 2017	Prior FY 2018 Guidance	Signed Q2 2018 Divestiture Impact (assumes close date of 6/30/2018)(4)	Updated FY 2018 Guidance
Revenue(1)	$6,022	$(225)	$5,797	$5,625 - $5,799	~$160	$5,440 - $5,640
Adjusted EBITDA	$672	$(17)	$655	$707 - $733	~$35	$672 - $698
Adjusted Free Cash Flow(2)	$204	($1)	$203	25 - 35% of Adj. EBITDA		25 - 35% of Adj. EBITDA

Adjustments impacting FY 2017(3)	Revenue	Adj. EBITDA	Free Cash Flow
Divestitures (completed in Q3 2017)	$(59)	$(6)	($1)
Estimated impact from adoption of new accounting standard for revenue recognition	$(166)	$(11)	$0
Total	$(225)	($17)	($1)

Note: Please refer to the "Non-GAAP Outlook" in the non-GAAP section below for certain non-GAAP information concerning outlook
(1) Year-over-year revenue comparison at constant currency.
(2) FY17 Adjusted Free Cash Flow. Please refer to the "Adjusted Free Cash Flow Reconciliation" in the non GAAP section below.
(3) Divestitures include the five businesses which were sold in Q3 2017.  Prior to the transactions, these businesses earned $59 million of revenue, $6 million in Adjusted EBITDA and $1 million of Free Cash Flow in 2017. Please see Report on Form 8-K filed October 4, 2017 and the Q3 2017 Quarterly Earnings presentation, available in the Investor Relations section of www.conduent.com, for additional details.

EXHIBIT 99.1

Estimated impact from the adoption of the new accounting standard for revenue recognition, had it been applicable in FY 2017, it would have had an estimated impact to Conduent FY 2017 revenues of $166 million and Adjusted EBITDA of $11 million.  There is no impact to Free Cash Flow from this accounting standard adoption.
(4) Signed deals are subject to regulatory approvals and customary closing conditions

"The progress we are making on executing on targeted divestitures and improving our margin profile within our core business has been encouraging," said Brian Webb-Walsh, CFO of Conduent. "We updated our guidance for the impact of the recently signed divestitures, but excluding these factors, we would have been in-line with our previous guidance."

Conference Call

Management will present the results during a conference call and webcast on May 9, 2018 at 10 a.m. ET.

The call will be available by live audio webcast with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-883-0383 (international dial-in 412-902-6506) at approximately 9:45 a.m. ET.

A recording of the conference call will be available by calling 877-344-7529, or 412-317-0088 one hour after the conference call concludes on May 9, 2018. The replay ID is 10119737.

About Conduent

Conduent (NYSE: CNDT) is the world’s largest provider of diversified business services with leading capabilities in transaction processing, automation and analytics. The company’s global workforce is dedicated to helping its large and diverse client base deliver quality services to the people they serve. These clients include 76 of the Fortune 100 companies and over 500 government entities.

Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily.  Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning - Conduent manages and modernizes these interactions to create value for both its clients and their constituents. Learn more at www.conduent.com.

EXHIBIT 99.1

Non-GAAP Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods' results against the corresponding prior periods' results. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

Forward-Looking Statements
This Report and any exhibits to this Report may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health

EXHIBIT 99.1

information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our security systems and service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com
Monk Inyang, Conduent, +1-973-261-7182, monk.inyang@conduent.com

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended March 31,
(in millions, except per-share data)	2018	2017
Revenue	$1,420	$1,553
Cost of services	1,168	1,294
Gross Margin	252	259

Operating Costs and Expenses
Research and development	2	4
Selling, general and administrative	145	169
Restructuring and related costs	20	18
Amortization of acquired intangible assets	61	61
Separation costs	—	5
Interest expense	33	36
(Gain) loss on divestitures and transaction costs	15	—
Litigation costs (recoveries), net	31	(11)
Other (income) expenses, net	(1)	(1)
Total Operating Costs and Expenses	306	281

Income (Loss) Before Income Taxes	(54)	(22)
Income tax expense (benefit)	(4)	(12)
Income (Loss) From Continuing Operations	(50)	(10)
Income from discontinued operations, net of tax	—	4
Net Income (Loss)	$(50)	$(6)

Basic Earnings (Loss) per Share:
Continuing operations	$(0.26)	$(0.06)
Discontinued operations	—	0.02
Total Basic Earnings (Loss) per Share	$(0.26)	$(0.04)

Diluted Earnings (Loss) per Share:
Continuing operations	$(0.26)	$(0.06)
Discontinued operations	—	0.02
Total Diluted Earnings (Loss) per Share	$(0.26)	$(0.04)

EXHIBIT 99.1

CONDUENT INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended March 31,
(in millions)	2018	2017
Net Income (Loss)	$(50)	$(6)

Other Comprehensive Income (Loss), Net:
Currency translation adjustments, net	9	12
Reclassification of currency translation adjustments on divestitures	5	—
Unrecognized gains (loss), net	(1)	2
Changes in benefit plans, net	—	1
Other Comprehensive Income (Loss), Net	13	15

Comprehensive Income (Loss), Net	$(37)	$9

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$553	$658
Accounts receivable, net	1,026	1,114
Assets held for sale	659	757
Contract assets	163	—
Other current assets	219	181
Total current assets	2,620	2,710
Land, buildings and equipment, net	260	257
Intangible assets, net	831	891
Goodwill	3,457	3,366
Other long-term assets	343	324
Total Assets	$7,511	$7,548
Liabilities and Equity
Short-term debt and current portion of long-term debt	$81	$82
Accounts payable	152	138
Accrued compensation and benefits costs	289	335
Unearned income	142	151
Liabilities held for sale	173	169
Other current liabilities	537	493
Total current liabilities	1,374	1,368
Long-term debt	1,972	1,979
Deferred taxes	382	384
Other long-term liabilities	131	146
Total Liabilities	3,859	3,877

Series A convertible preferred stock	142	142

Common stock	2	2
Additional paid-in capital	3,853	3,850
Retained earnings (deficit)	136	171
Accumulated other comprehensive loss	(481)	(494)
Total Equity	3,510	3,529
Total Liabilities and Equity	$7,511	$7,548

Shares of common stock issued and outstanding	210,494	210,440
Shares of series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in millions)	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$(50)	$(6)
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	117	125
Deferred income taxes	(8)	(6)
(Gain) loss from investments	(1)	(3)
Amortization of debt financing costs	2	2
Net (gain) loss on divestitures and transaction costs	15	(7)
Stock-based compensation	7	6
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(75)	(110)
(Increase) decrease in other current and long-term assets	(49)	(34)
Increase (decrease) in accounts payable and accrued compensation	(40)	(49)
Increase (decrease) in restructuring liabilities	7	3
Increase (decrease) in other current and long-term liabilities	43	(17)
Net change in income tax assets and liabilities	(5)	(9)
Other operating, net	(1)	(2)
Net cash provided by (used in) operating activities	(38)	(107)
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(33)	(17)
Cost of additions to internal use software	(6)	(8)
Net cash (used in) provided by investing activities	(39)	(25)
Cash Flows from Financing Activities:
Proceeds on long-term debt	—	306
Debt issuance fee payments	—	(1)
Payments on debt	(21)	(144)
Net (payments to) transfer from former parent company	—	(161)
Issuance of common stock related to employee stock plans	(4)	(2)
Dividends paid on preferred stock	(2)	(2)
Other financing	—	(2)
Net cash provided by (used in) financing activities	(27)	(6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	2
Increase (decrease) in cash, cash equivalents and restricted cash	(104)	(136)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period(1)	667	416
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$563	$280
 ___________

(1)	Includes approximately $10 million and $25 million of restricted cash for 2018 and 2017, respectively, that were included in Other current assets on the Condensed Consolidated Balance Sheets.

EXHIBIT 99.1

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods . Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method including an adjustment for estimated Base Erosion and Anti-Abuse Tax (BEAT). The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate

We make adjustments to Income (Loss) before Income Taxes for the following items for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate:

•
Amortization of acquired intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period.

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.

•
Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•	Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net and all other (income) expenses, net.

•	NY Medicaid Management Information System (NY MMIS). Costs associated with the company not fully completing the State of New York Health Enterprise platform project.

•	Health Enterprise (HE charge). Cost associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana.

•	Litigation costs (recoveries), net.

•	(Gain) loss on divestitures and transaction costs.

EXHIBIT 99.1

The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue and Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin for the following items, for the purpose of calculating Adjusted Operating Income and Adjusted Operating Margin:

•	Amortization of acquired intangible assets.

•	Restructuring and related costs.

•	Separation costs.

•	Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.

•	Other (income) expenses, net.

•	NY MMIS.

•	HE charge.

•	Litigation costs (recoveries), net.

•	(Gain) loss on divestitures and transaction costs.

•	ASC 606 adjustment.

•	(Revenue) / (Income) loss from divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization adjusted for the following items. EBITDA margin is Adjusted EBITDA divided by adjusted revenue.

•	Restructuring and related costs.

•	Separation costs.

•	Other (income) expenses, net.

•	NY MMIS.

•	HE charge.

•	Litigation costs (recoveries), net.

•	(Gain) loss on divestitures and transaction costs.

•	ASC 606 adjustment.

•	(Revenue) / (Income) loss from divestitures.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA and EBITDA margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA margin in the same manner.

EXHIBIT 99.1

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, vendor financed capital lease additions and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software, make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments.

Adjusted Cash

Adjusted cash is defined as the cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants.

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is the difference between actual growth rates and constant currency growth rates.

Non-GAAP Outlook

In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results.

EXHIBIT 99.1

Net Income (Loss) and EPS Reconciliation:

	Three Months Ended
	March 31, 2018		March 31, 2017
(in millions, except earnings per share)	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
GAAP as Reported From Continuing Operations	$(50)	$(0.26)	$(10)	$(0.06)
Adjustments:
Amortization of acquired intangible assets	61		61
NY MMIS	—		8
Restructuring and related costs	20		18
HE charge	—		(5)
Separation costs	—		5
(Gain) loss on divestitures and transaction costs	15		—
Litigation costs (recoveries), net	31		(11)
Other (income) expenses, net	(1)		(1)
Less: Income tax adjustments(1)	(29)		(30)
Adjusted Net Income (Loss) and EPS	$47	$0.22	$35	$0.16
(GAAP shares)
Weighted average common shares outstanding		205		203
Restricted stock and performance units / shares		—		—
Adjusted Weighted Average Shares Outstanding(2)		205		203
(Non-GAAP shares)
Weighted average common shares outstanding		205		203
Restricted stock and performance shares		3		2
Adjusted Weighted Average Shares Outstanding(2)		208		205

(1) Reflects the income tax (expense) benefit of the adjustments. Refer to the Effective Tax Rate reconciliation details.

(2) Average shares for the 2018 and 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock quarterly dividend of approximately $2.4 million.

Effective Tax Rate Reconciliation:

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
(in millions)	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$(54)	$(4)	7.4%	$(22)	$(12)	54.5%
Non-GAAP adjustments(1)	126	29		75	30
Adjusted(2)	$72	$25	34.7%	$53	$18	34.0%

(1) Refer to Net Income (Loss) reconciliation for details.

(2) The tax impact of Adjusted Pre-Tax Income (Loss) from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income, which employs an annual effective tax rate method to the results including an adjustment for estimated BEAT.

EXHIBIT 99.1

Revenue and Operating Income / Margin Reconciliation:

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$(54)	$1,420	(3.8)%	$(22)	$1,553	(1.4)%
Adjustments:
Amortization of acquired intangible assets	61			61
NY MMIS	—			8
Restructuring and related costs	20			18
HE charge	—			(5)
Separation costs	—			5
Interest expense	33			36
(Gain) loss on divestitures and transaction costs	15			—
Litigation costs (recoveries), net	31			(11)
Other (income) expenses, net	(1)			(1)
Adjusted Operating Income/Margin	$105	$1,420	7.4%	$89	$1,553	5.7%

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	Adjusted for 606 and Divestitures
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$(54)	$1,420	(3.8)%	$(22)	$1,553	(1.4)%
Adjustments:
Amortization of acquired intangible assets	61			61
NY MMIS	—			8
Restructuring and related costs	20			18
HE charge	—			(5)
Separation costs	—			5
Interest expense	33			36
(Gain) loss on divestitures and transaction costs	15			—
Litigation costs (recoveries), net	31			(11)
ASC 606 adjustment	—	—		(3)	(46)
Less (income) loss from divestitures	—	—		(3)	(23)
Other (income) expenses, net	(1)			(1)
Adjusted Operating Income/Margin	$105	$1,420	7.4%	$83	$1,484	5.6%
_____________________________

(1)	Pre-Tax Loss and revenue from continuing operations.

EXHIBIT 99.1

Adjusted EBITDA / Margin Reconciliation:

	Three Months Ended March 31,
(in millions)	2018	2017
GAAP Revenue As Reported	$1,420	$1,553
Reconciliation to Adjusted EBITDA
GAAP Net Income (Loss) from Continuing Operations	(50)	(10)
Interest expense	33	36
Income tax expense (benefit)	(4)	(12)
Segment depreciation and amortization	56	64
Amortization of acquired intangible assets	61	61
EBITDA	96	139
EBITDA Margin	6.8%	9.0%
EBITDA	$96	$139
Adjustments:
Restructuring and related costs	20	18
Separation costs	—	5
NY MMIS	—	8
HE charge	—	(5)
(Gain) loss on divestitures and transaction costs	15	—
Litigation costs (recoveries), net	31	(11)
Other (income) expenses, net	(1)	(1)
Adjusted EBITDA	$161	$153
Adjusted EBITDA Margin	11.3%	9.9%

	Three Months Ended March 31,
(in millions)	2018	2017
	Adjusted for 606 and Divestitures
GAAP Revenue As Reported	$1,420	$1,553
ASC 606 adjustment	—	(46)
Less revenue from divestitures	$—	$(23)
Adjusted Revenue From Continuing Operations	$1,420	$1,484
Reconciliation to Adjusted EBITDA
GAAP Net Income (Loss) from Continuing Operations	(50)	(10)
Interest expense	33	36
Income tax expense (benefit)	(4)	(12)
Segment depreciation and amortization	56	64
Amortization of acquired intangible assets	61	61
ASC 606 adjustment	—	(3)
Less pre-tax (income) loss from divestitures	—	(3)
EBITDA	96	133
EBITDA Margin	6.8%	9.0%
EBITDA	$96	$133
Adjustments:
Restructuring and related costs	20	18
Separation costs	—	5
NY MMIS	—	8
HE charge	—	(5)
(Gain) loss on divestitures and transaction costs	15	—
Litigation costs (recoveries), net	31	(11)
Other (income) expenses, net	(1)	(1)
Adjusted EBITDA	$161	$147
Adjusted EBITDA Margin	11.3%	9.9%

EXHIBIT 99.1

Free Cash Flow Reconciliation:

	Three Months Ended March 31,
(in millions)	2018	2017
Operating Cash Flow	$(38)	$(107)
Cost of additions to land, buildings and equipment	(33)	(17)
Cost of additions to internal use software	(6)	(8)
Vendor financed capital leases	—	(12)
Free Cash Flow	$(77)	$(144)
Free Cash Flow	$(77)	$(144)
Deferred compensation payments and adjustments	7	1
Transaction costs	1	—
Adjusted Free Cash Flow	$(69)	$(143)

Cash / Adjusted Cash Reconciliation:

(in millions)	As of March 31, 2018	As of December 31, 2017
Cash and cash equivalents	$553	$658
Deferred compensation payments and adjustments	7	17
Deferred compensation payable	(99)	(116)
Adjusted cash and cash equivalents	$461	$559